UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 30, 2013

BG Medicine, Inc.

(Exact Name of Registrant as Specified in Its Charter)

001-33827

(Commission File Number)

Delaware	04-3506204
(State or Other Jurisdiction of Incorporation)	(IRS Employer Identification No.)

610 Lincoln Street North, Waltham, Massachusetts	02451
(Address of Principal Executive Offices)	(Zip Code)

(781) 890-1199

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On January 30, 2013, BG Medicine, Inc. (“BG Medicine”) issued a press release announcing the completion of its previously announced public offering of 6,000,000 shares of common stock at a public offering price of $2.00 per share. In addition, BG Medicine announced that the underwriter has exercised an option to purchase an additional 900,000 shares at $2.00 per share to cover over-allotments. The total gross proceeds from the offering are approximately $13.8 million. Net proceeds to BG Medicine are approximately $12.8 million after deducting underwriting discounts and commissions and estimated offering expenses.

ITEM 9.01 Financial Statements and Exhibits.

(d) The following exhibit is filed with this report:

Exhibit Number	Description

99.1	Press Release dated January 30, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BG MEDICINE, INC.

Date: January 30, 2013	/s/ Charles H. Abdalian, Jr.
Charles H. Abdalian, Jr. Executive Vice President & Chief Financial Officer